       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2005


                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ZAPATA CORPORATION
             (Exact name of Registrant as specified in its charter)

                    NEVADA                                                74-1339132
State or other jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                 organization)

                         100 MERIDIAN CENTRE, SUITE 350
                            ROCHESTER, NEW YORK 14618
          (Address of principal executive offices, including zip code)

               STOCK OPTION AGREEMENTS BETWEEN ZAPATA CORPORATION
                 AND EACH OF BRYAN G. GLAZER, EDWARD S. GLAZER,
           DARCIE S. GLAZER, WARREN H. GFELLER, ROBERT V. LEFFLER, JR.
               AND JOHN R. HALLDOW, EACH DATED AS OF MARCH 1, 2002
                            (Full title of the plan)

                                 AVRAM A. GLAZER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                            ROCHESTER, NEW YORK 14618
                                 (585) 242-2000
(Name, address and telephone number, including area code, of agent for service)


                             ----------------------

                                   COPIES TO:
                              TYLER J. SAVAGE, ESQ.
                             WOODS OVIATT GILMAN LLP
                             700 CROSSROADS BUILDING
                                 2 STATE STREET
                            ROCHESTER, NEW YORK 15614

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                                                      AMOUNT TO      PROPOSED
                                                          BE         MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES                                   REGISTERED  OFFERING PRICE      AGGREGATE            AMOUNT OF
TO BE REGISTERED                                         (1)      PER SHARE (2)    OFFERING PRICE (2)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share:                48,000        $3.325          $159,600           $18.79
-----------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the referenced stock option agreements as the result of any future stock split, stock dividend or similar adjustment of Zapata's outstanding Common Stock.

(2) Based on the exercise price of the outstanding options being registered on this Registration Statement pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of Zapata's Registration Statement on Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) Zapata's Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) Zapata's Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 6, 2005;

                  (c) Zapata's Current Report on Form 8-K, filed on April 8,
2005;

                  (d) Zapata's Current Report on Form 8-K, filed on May 6, 2005; and

                  (e) The description of Zapata's Common Stock contained in its Current Report on Form 8-K filed March 17, 2003, including any amendments or reports filed for the purpose of updating such description.


         All documents filed by Zapata pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Woods Oviatt Gilman LLP, counsel to Zapata Corporation, has passed upon the validity of the shares registered pursuant to this Registration Statement. Gordon E. Forth, a partner of Woods Oviatt Gilman LLP, serves as the Secretary of Zapata Corporation, and as Secretary of its subsidiary, Zap.Com Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.502 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believe to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, Section
78.7502 of the NRS provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the NRS provides that the articles of incorporation, the by-laws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section
78.751 further provides that indemnification and advancement of expense provisions contained in the NRS shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         Zapata's articles of incorporation and by-laws limit the liability of its directors and officers to the fullest extent permitted by Nevada law. This is intended to allow Zapata's directors and officers the benefit of Nevada law which provides that directors and officers of Nevada corporations may be relieved of liabilities for damages for breach of their fiduciary duties as directors and officers, except under certain circumstances, including (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the willful or grossly negligent payment of unlawful distributions. Zapata's articles of incorporation and by-laws also permit Zapata to advance expenses to its directors and officers to the fullest extent permitted by Nevada law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by Zapata.

         In addition, Zapata has entered into indemnification agreements with each of its directors and executive officers which provide for indemnification to the fullest extent permitted by Nevada law and which require Zapata to advance expenses to them upon the receipt of the proper undertaking. Zapata has obtained officer and director liability insurance for its officers and directors with respect to liabilities arising out of certain matters.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         The exhibit list attached to this Registration Statement is incorporated herein in its entirety by reference as if fully set forth herein. The exhibit indicated by an (*) are incorporated by reference.

Exhibit
Number                                Description
-------     --------------------------------------------------------------------
5.1         Opinion Letter of Woods Oviatt Gilman LLP

23.1        Consent of PricewaterhouseCoopers LLP, Independent Registered Public
            Accounting Firm

23.2        Consent of Woods Oviatt Gilman LLP (contained in opinion of Woods
            Oviatt Gilman LLP set forth in Exhibit 5.1 above)

24.1        Power of Attorney

99.1*       Stock Option Agreement between Zapata Corporation and Warren H.
            Gfeller, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.2*       Stock Option Agreement between Zapata Corporation and Bryan G.
            Glazer, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.3*       Stock Option Agreement between Zapata Corporation and Edward S.
            Glazer, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.4*       Stock Option Agreement between Zapata Corporation and Darcie S.
            Glazer, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the year ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.5*       Stock Option Agreement between Zapata Corporation and Robert V.
            Leffler, Jr., dated as of March 1, 2002 (Exhibit No. 10(q) to
            Zapata's Quarterly Report on Form 10-Q for the quarter ended March
            31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.6*       Stock Option Agreement between Zapata Corporation and John R.
            Halldow, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

ITEM 9. UNDERTAKINGS

         (a)      Zapata hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by Zapata pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that which remain unsold at the termination of the offering.

                  (b) Zapata hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Zapata's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Zapata pursuant to the foregoing provisions, or otherwise, Zapata has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zapata of expenses incurred or paid by a director, officer or controlling person of Zapata in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zapata will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Zapata certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 6th day of May, 2005.

                                       ZAPATA CORPORATION

                                       By:      /s/ Leonard DiSalvo
                                                --------------------------------
                                       Name:    Leonard DiSalvo
                                       Title:   Chief Financial Officer

                                                               INDEX TO EXHIBITS

Exhibit
Number                                Description
-------     --------------------------------------------------------------------
5.1         Opinion Letter of Woods Oviatt Gilman LLP

23.1        Consent of PricewaterhouseCoopers LLP, Independent Registered Public
            Accounting Firm

23.2        Consent of Woods Oviatt Gilman LLP (contained in opinion of Woods
            Oviatt Gilman LLP set forth in Exhibit 5.1 above)

24.1        Power of Attorney

99.1*       Stock Option Agreement between Zapata Corporation and Warren H.
            Gfeller, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.2*       Stock Option Agreement between Zapata Corporation and Bryan G.
            Glazer, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.3*       Stock Option Agreement between Zapata Corporation and Edward S.
            Glazer, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.4*       Stock Option Agreement between Zapata Corporation and Darcie S.
            Glazer, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the year ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.5*       Stock Option Agreement between Zapata Corporation and Robert V.
            Leffler, Jr., dated as of March 1, 2002 (Exhibit No. 10(q) to
            Zapata's Quarterly Report on Form 10-Q for the quarter ended March
            31, 2003 and filed May 5, 2003) (File No. 001-04219)

99.6*       Stock Option Agreement between Zapata Corporation and John R.
            Halldow, dated as of March 1, 2002 (Exhibit No. 10(q) to Zapata's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and filed May 5, 2003) (File No. 001-04219)